SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 1, 2005
Date of Report (Date of earliest event reported)

Weider Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by the registrant on April 4, 2005 to include the unaudited pro forma financial information listed below.

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2005, Weider Nutrition Group, Inc., a wholly-owned subsidiary of the registrant (“WNG”), entered into an amendment effective as of March 1, 2005 (the “Amendment”) to the License Agreement dated as of December 1, 1996 (the “Agreement”) between Mariz Gestao E Investimentos Limitada (“Mariz”) and WNG. In connection with the transaction described under Item 2.01 below, the registrant and WNG sold certain trademarks relating to its Weider® branded business. Accordingly, WNG and Mariz amended the Agreement to reflect the removal of those trademarks from coverage under the Agreement and to clarify certain other affected provisions in the Agreement. Mariz is a company incorporated under the laws of Portugal and owned by a trust of which the family members of Mr. George Lengvari, one of the directors of the registrant, are included among the beneficiaries.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2005, the registrant and WNG consummated the sale of certain assets of its Active Nutrition Unit relating to its Weider® branded business domestically and internationally to Weider Global Nutrition, LLC, a wholly-owned subsidiary of Weider Health and Fitness, a privately held company headquartered in California and the majority stockholder of the registrant (“WHF”). The transaction has an effective date of March 1, 2005. The terms of the sale provide that WNG will receive $14 million in exchange for assets relating to the domestic Weider branded business, including inventory, receivables, and intangible and intellectual property, the capital stock of certain of the registrant's international subsidiaries related to the international Weider branded business (including all of the working capital of those subsidiaries), and the assumption of certain associated liabilities by Weider Global Nutrition.

Eric Weider, the registrant’s Chairman of the Board, is the President and Chief Executive Officer and a director of WHF. George Lengvari, one of the registrant’s directors, is Vice Chairman of the Board of WHF. Roger Kimmel, one of the registrant’s directors, is also a director of WHF. The registrant’s Board of Directors formed a Special Committee of independent directors to review and negotiate the transaction.

A copy of the press release announcing the transaction referred to above is attached hereto as Exhibit 99.1 and the foregoing description is qualified in its entirety by reference to the full text of the Stock and Asset Purchase Agreement effective as of March 1, 2005 between the registrant, WNG and Weider Global Nutrition attached hereto as Exhibit 10.2, the Promissory Note of Weider Global Nutrition payable to the registrant attached hereto as Exhibit 10.3 and the Guarantee of WHF in favor of the registrant and WNG attached hereto as Exhibit 10.4.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the formation of the Special Committee for the Weider brand transaction referenced in Item 2.01 above, Ms. Cynthia Watts joined the registrant’s Board of Directors to serve until the business of the Special Committee had been completed. In connection with the consummation of the Weider brand transaction and the related completion of the business of the Special Committee, Ms. Watts resigned from the registrant’s board on April 1, 2005.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The registrant’s unaudited pro forma condensed consolidated balance sheet at February 28, 2005 and unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended February 28, 2005 and for the fiscal years ended May 31, 2004, 2003 and 2002 are attached as Exhibit 99.2.

(c) Exhibits

10.1 Amendment effective as of March 1, 2005 to License Agreement dated as of December 1, 1996 between Mariz and WNG*

10.2 Stock and Asset Purchase Agreement effective as of March 1, 2005 between the registrant, WNG and Weider Global Nutrition, LLC*

10.3 Promissory Note of Weider Global Nutrition, LLC payable to WNG*

10.4 Guarantee by Weider Health and Fitness in favor of the registrant and WNG*

99.1 Press Release dated April 1, 2005*

99.2 Weider Nutrition International, Inc. and Subsidiaries unaudited pro forma condensed consolidated balance sheet at February 28, 2005 and unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended February 28, 2005 and for the fiscal years ended May 31, 2004, 2003 and 2002

*Previously filed.

The information furnished in the exhibits to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by theundersigned hereunto duly authorized.

WEIDER NUTRITION INTERNATIONAL, INC.

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: May 16, 2005

INDEX TO EXHIBITS

Item Number	Exhibit
10.1	Amendment effective as of March 1, 2005 to License Agreement dated as of December 1, 1996 between Mariz and WNG*
10.2	Stock and Asset Purchase Agreement effective as of March 1, 2005 between the registrant, WNG and Weider Global Nutrition, LLC*
10.3	Promissory Note of Weider Global Nutrition, LLC payable to WNG*
10.4	Guarantee by Weider Health and Fitness in favor of WNG*
99.1 99.2
Press Release dated April 1, 2005*

Weider Nutrition International, Inc. and Subsidiaries unaudited pro forma condensed consolidated balance sheet at February 28, 2005 and unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended February 28, 2005 and for the fiscal years ended May 31, 2004, 2003 and 2002

* Previously filed.